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                                                                      EXHIBIT 11

                    MAPCO INC. AND CONSOLIDATED SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
           (DOLLARS AND SHARES IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                     YEAR ENDED DECEMBER 31,
                                                                   ----------------------------
                                                                    1993       1992       1991
                                                                   ------     ------     ------
PRIMARY EARNINGS PER COMMON SHARE
Computation for Consolidated Statements of Income
  Net income(a)................................................... $127.0     $100.7     $125.9
                                                                   ------     ------     ------
                                                                   ------     ------     ------
  Weighted average common shares outstanding......................   30.0       29.9       30.0
  Common stock equivalents (stock options)........................
                                                                   ------     ------     ------
  Average common shares outstanding...............................   30.0       29.9       30.0
                                                                   ------     ------     ------
                                                                   ------     ------     ------
  Primary earnings per common share(a)............................ $ 4.24     $ 3.37     $ 4.20
                                                                   ------     ------     ------
                                                                   ------     ------     ------
Additional Primary Computations
  Net income(a)................................................... $127.0     $100.7     $125.9
                                                                   ------     ------     ------
                                                                   ------     ------     ------
  Average common shares outstanding...............................   30.0       29.9       30.0
  Dilutive effect of outstanding options..........................     .2         .4         .5
                                                                   ------     ------     ------
  Average common shares outstanding, as adjusted..................   30.2       30.3       30.5
                                                                   ------     ------     ------
                                                                   ------     ------     ------
  Primary earnings per common share, as adjusted(b)............... $ 4.20     $ 3.32     $ 4.13
                                                                   ------     ------     ------
                                                                   ------     ------     ------
FULLY DILUTED EARNINGS PER COMMON SHARE
Additional Fully Diluted Computation
  Net income(a)................................................... $127.0     $100.7     $125.9
                                                                   ------     ------     ------
                                                                   ------     ------     ------
  Average common shares outstanding...............................   30.0       29.9       30.0
  Dilutive effect of outstanding options..........................     .2         .4         .5
                                                                   ------     ------     ------
  Assumed common shares outstanding...............................   30.2       30.3       30.5
                                                                   ------     ------     ------
                                                                   ------     ------     ------
  Fully diluted earnings per common share(b)...................... $ 4.20     $ 3.32     $ 4.13
                                                                   ------     ------     ------
                                                                   ------     ------     ------

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(a) These figures agree with the related amounts in the Consolidated Statements of Income.

(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.